Exhibit 99-1
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                       N  E  W  S      R  E  L  E  A  S  E
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                            Dixon Ticonderoga Company
        195 International Parkway, Heathrow, Florida 32746 (407) 829-9000

March 29, 2004                                  Contact:
                                                Richard A. Asta (407) 829-9000
FOR IMMEDIATE RELEASE




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         DIXON TICONDEROGA AND JARDEN CORPORATION TERMINATE NEGOTIATIONS

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HEATHROW,  Fl. ---- Dixon Ticonderoga Company (AMEX:DXT) announced today that it and Jarden Corporation (NYSE:JAH) have terminated negotiations with respect to a possible transaction between the companies.

     Dixon Ticonderoga Company, with operations dating back to 1795, is one of the oldest publicly held companies in the U.S. Its consumer group manufactures and markets a wide range of writing instruments, art materials and office products, including the well-known Ticonderoga(R), Prang(R) and Dixon(R) brands. Headquartered in Heathrow, Florida, Dixon Ticonderoga employs approximately 1,600 people at 8 facilities in the U.S., Canada, Mexico, the U.K. and China. The company has been listed on the American Stock Exchange since 1988 under the symbol DXT.



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